Xcel Energy Inc.
401(k) Savings Plan
(EIN: 41-0448030 PN:003)

                                                                   EXHIBIT 23.01



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Xcel Energy Inc. on Form S-8 (No. 333-104507) of our report dated June 30, 2003, appearing in this Annual Report on Form 11-K of the Xcel Energy 401(k) Savings Plan for the year ended December 31, 2002.





/s/ DELOITTE & TOUCHE LLP
----------------------------
DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 30, 2003


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